Exhibit 99.1

Cherokee Global Brands Reports First Quarter 2016 Financial Results

•                  Q1 revenues increased approximately 3% to $10.2 million

•                  Q1 operating income increased 12% to $5.8 million

•                  Enters into long-term license agreement with Sears Canada for Cherokee® and Liz Lange® brands

•                  Enters into license agreement with Sports Direct for the Tony Hawk® Signature apparel brand

•                  Acquires Everyday California® lifestyle brand

SHERMAN OAKS, CA (June 11, 2015) — Cherokee Global Brands (NASDAQ: CHKE), a global marketer of style-focused lifestyle brands, today reported financial results for the first quarter fiscal 2016 ended May 2, 2015.

Revenues for the first quarter increased approximately 3% to $10.2 million, compared with $10.0 million in the prior-year period.  The increase in revenues was principally due to increased sales from Cherokee-branded products at international retailers and increases with our other brands.

SG&A expenses totaled $4.4 million, a 7.4% decrease from $4.8 million in the prior-year period.

Operating income totaled $5.8 million, an improvement of 12%, compared with $5.2 million in the prior-year period.  Operating margin was 57% versus 52% in the prior year period, also demonstrating increased operating leverage.

Net income totaled $3.6 million, or $0.41 per diluted share, compared to $3.6 million, or $0.43 per diluted share, in the prior-year period. The increase in our income tax provision is largely due to the change in the effective tax rate, which was 36.4% versus 27.1% in the prior-year period.

“Cherokee Global Brands continues to experience strong growth as we develop our current brands and welcome new, exciting brands into our portfolio,” said Henry Stupp, Chief Executive Officer. “While the first quarter posed some challenges relating to the residual impact of the Los Angeles port closures, the end of our partnership with Tesco in the UK and Target Canada closing its doors — we have exited the quarter stronger than before. We recently entered into new retail partnerships with Sears Canada, Argos, and Sports Direct while also welcoming lifestyle brand Everyday California® into our portfolio.”

Mr. Stupp continued, “Cherokee Global Brands’ success this past quarter and over the past several years has been generated through our three growth pillars: vision, agility and scale. Through our 360 degree platform, we are providing each of our best-in-class retail partners and licensees with the tools necessary — from sales to marketing to product design and organic growth initiatives — to produce high quality, lifestyle products on a global scale.  As such, our licensees continue to renew early and for longer periods of time. Our recent contract extension with Nishimatsuya is a perfect example of our strong retail partnerships.”

“Throughout the remainder of Fiscal 2016 we will continue to promote the organic growth of our brands through additional category expansion and further international expansion. We will simultaneously and aggressively look for additional acquisitions that fit our specific requirements and add value to our company, our retailers and of course our shareholders,” Mr. Stupp concluded.

At May 2, 2015, the Company had cash and cash equivalents of $8.9 million, compared to $7.6 million as of January 31, 2015.

Conference Call

The Company will host a conference call today at 1:30 pm. PT / 4:30 p.m. ET.  A slide presentation will accompany the prepared remarks and has been posted along with the webcast link on Cherokee’s website.

To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The earnings call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at http://www.cherokeeglobalbrands.com.

For those unable to participate during the live broadcast, a replay will be through Thursday, June 25, at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (877) 870-5176 (U.S.) or (858) 384-5517 (International) and use conference ID: 13610832.

About Cherokee Global Brands

Cherokee Global Brands is a global marketer and manager of a portfolio of Fashion and Lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® Signature Apparel and Hawk Brands®, Liz Lange®, Everyday California® and Sideout®, in multiple consumer product categories and sectors around the world. The Company has license agreements with premier retailers and manufacturers covering over 50 countries and 7,000 retail doors plus online business around the world including: Target Stores (U.S.), Kohl’s (U.S.), Sears Canada (Canada), Argos & Sports Direct (UK and Ireland), RT-Mart (Peoples Republic of China), Pick ‘n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Eroski (Spain), Nishimatsuya (Japan), Magnit (Russia), Landmark Group’s Max Stores (certain Middle East and North Africa countries), and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. When used, the words “anticipates,” “believes,” “expects,” “may,” “should,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding potential future business development) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties, include, but are not limited to, the effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands, the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Liz Lange, Completely Me, Tony Hawk and Hawk Brands, Sideout, Everyday California and Carole Little branded products, the Company’s dependence on Target for most of the Company’s revenues and the Company’s dependence on its key management personnel. The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2015, and in its periodic reports on Forms 10-Q and 8-K. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

Cherokee Global Brands Jason Boling, CFO 818-908-9868	Addo Communications Patricia Nir/Kimberly Esterkin 310-829-5400

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

Unaudited

(amounts in thousands, except share and per share amounts)

	May 2, 2015	January 31, 2015
Assets
Current assets:
Cash and cash equivalents	$8,859	$7,581
Receivables	10,566	7,425
Income taxes receivable	—	919
Prepaid expenses and other current assets	454	431
Deferred tax asset	412	412
Total current assets	20,291	16,768
Trademarks, net	39,626	39,821
Deferred tax asset	595	858
Property and equipment, net	1,243	1,165
Other assets	46	48
Total assets	$61,801	$58,660

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued payables	$1,974	$1,720
Current portion of long term debt	7,308	7,308
Income taxes payable	497	—
Deferred revenue—current	84	17
Accrued compensation payable	850	1,430
Total current liabilities	10,713	10,475
Long term liabilities:
Long term debt	16,009	17,836
Income taxes payable	394	391
Other non-current	109	121
Total liabilities	27,225	28,823
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 8,629,573 issued and outstanding at May 2, 2015 and 8,558,411 issued and outstanding at January 31, 2015	173	171
Additional paid-in capital	25,190	24,024
Retained earnings	9,213	5,642
Total stockholders’ equity	34,576	29,837
Total liabilities and stockholders’ equity	$61,801	$58,660

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(amounts in thousands, except per share amounts)

	Three Months ended
	May 2, 2015	May 3, 2014

Royalty revenues	$10,230	$9,960
Selling, general and administrative expenses	4,230	4,562
Amortization of trademarks	210	232

Operating income	5,790	5,166

Other income (expense):
Interest (expense)	(176)	(241)

Income before provision for income taxes	5,614	4,925

Income tax provision	2,043	1,333

Net income	$3,571	$3,592

Basic earnings per share	$0.42	$0.43

Diluted earnings per share	$0.41	$0.43

Weighted average shares outstanding:
Basic	8,565	8,396

Diluted	8,761	8,423

Dividends declared per share	$0.00	$0.05